EXHIBIT 23.02





                                 August 3, 2000

Avid Sportswear & Golf Corp.
22 South Links Avenue, Suite 204
Sarasota, Florida 34236

            RE:   AVID SPORTSWEAR & GOLF CORP.
                  REGISTRATION STATEMENT ON FORM SB-2, AS AMENDED (THE "REGISTRATION STATEMENT")
                  -----------------------

Gentlemen:

            We have acted as counsel to Avid Sportswear & Golf Corp., a Nevada corporation (the "CORPORATION"), in connection with the preparation of the above-referenced Registration Statement as filed on Form SB-2, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the offering and sale by selling shareholders of the Corporation of up to 14,988,640 shares of the Corporation's Common Stock, par value $0.001 per share (the "COMMON STOCK"). We are furnishing this opinion to you in accordance with Item 601 of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 23.02 to the Registration Statement.

            We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

            Based upon the foregoing, we are of the opinion that the 14,988,640 shares of Common Stock proposed to be sold by the selling shareholders of the Corporation as contemplated by the Registration Statement will be legally and validly issued, fully-paid and nonassessable.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Kirkpatrick & Lockhart LLP

                                Kirkpatrick & Lockhart LLP